UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

FIRST WESTERN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1900 16th Street, Suite 1200
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 531-8100

Former name or former address, if changed since last report: Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒         Emerging growth company

☒         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Designation of David R. Weber as Principal Financial Officer of the Company and Appointment as Chief Financial Officer and Treasurer for the Bank
On September 25, 2023, the Board of Directors of First Western Financial, Inc. (the "Company") designated David R. Weber, the Company's Chief Financial Officer, to serve as its Principal Financial Officer effective October 1, 2023. Mr. Weber will assume the Principal Financial Officer duties from Julie A. Courkamp, the Company’s Chief Operating Officer and the President of the Bank, as the Chief Financial Officer duties transition to Mr. Weber. Also on September 25, 2023, Mr. Weber was appointed as the Chief Financial Officer and Treasurer of the Company's bank subsidiary, First Western Trust Bank (the "Bank"). Mr. Weber, age 36, has served as the Director of Finance and Treasury and Cashier of the Bank, since 2021. He joined the Bank in 2018 as its Treasury Manager, was promoted to Finance and Treasury Manager in 2019 and then Director of Finance and Treasury in 2021. Prior to joining the Company, Mr. Weber served in various finance positions over nine years at Fifth Third Bank.

Mr. Weber is not related to any member of the board of directors of the Company or any executive officer of the Company, there are no arrangements or understandings between Mr. Weber and other persons pursuant to which he was appointed as an officer of the Company, and he is not a party to any transactions which would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Jesica J. Montgomery as Principal Accounting Officer of the Company and Cashier of the Bank

On September 25, 2023, the Board of Directors of the Company designated its Controller, Jesica J. Montgomery, to serve as the Principal Accounting Officer of the Company effective October 1, 2023. Ms. Montgomery will assume the Principal Accounting Officer duties from Julie A. Courkamp, the Company’s Chief Operating Officer and the President of the Bank. Also approved on September 25, 2023, was Ms. Montgomery’s appointment as Controller and Cashier of the Bank. Ms. Montgomery, age 47, joined the Company in 2020 as Financial Controls and Oversight Strategy Manager, was promoted to Assistant Controller later in 2020 and to Controller in 2021. Prior to joining the Company, Ms. Montgomery has served in various accounting positions over 21 years at institutions including Lehman Brothers, JP Morgan and Raymond James Bank.

Ms. Montgomery is not related to any member of the board of directors of the Company or any executive officer of the Company, there are no arrangements or understandings between Ms. Montgomery and other persons pursuant to which she was appointed as an officer of the Company, and she is not a party to any transactions which would require disclosure under Item 404(a) of Regulation S-K.

Julie A. Courkamp will continue in her role as Chief Operating Officer of the Company and of the Bank and President of the Bank. However, Ms. Courkamp will no longer serve as the Company's Principal Financial Officer nor Principal Accounting Officer as of the effective date of Mr. Weber's and Ms. Montgomery's appointments.

Item 9.01           Financial Statements and Exhibits.
(d)         Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: September 29, 2023	By: /s/ Julie A. Courkamp
Julie A. Courkamp
COO, CFO & Treasurer